Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)

Gilat Satellite Networks Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.20 per share
	Other	Warrants
	Other	Subscription Rights
	Debt	Debt Securities
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$150,000,000	0.0000927	$13,905

Carry Forward Securities
Carry Forward Securities
Total Offering Amounts	$150,000,000	$13,905
Total Fees Previously Paid		$0.00
Total Fee Offsets		$13,905
Net Fee Due		$0.00

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associates with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Gilat Satellite Networks Ltd	F-3	333-232597	July 11, 2019	N/A	$$13,905	Unallocated (Universal) Shelf			$150,000,000
Fee Offset Sources	Gilat Satellite Networks Ltd	F-3	333-232597		July 18, 2019						$18,180

*On July 11, 2019, the registrant filed a registration statement on Form F-3 (Commission File No. 333-232597) (the “Prior Registration Statement”) to register a primary offering of securities with an aggregate maximum offering price of $150,000,000, which Prior Registration Statement became effective on July 17, 2019. The registrant paid registration fees in the aggregate of $43,760 in connection with the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the primary securities registered pursuant to this registration statement include an aggregate offering amount of $150,000,000 previously registered on the Prior Registration Statement that remains unsold (the “Carried Unsold Primary Securities”). Pursuant to Rule 415(a)(6), the registration fee of $18,180 associated with the offering of the Carried Unsold Primary Securities is hereby applied to offset the registration fees associated with this registration statement.